EXHIBIT 99.1

Contacts:

Healtheon/WebMD:
         Medical Manager Corp./CareInsite, Inc.:
Investor Relations:
         Investor Relations/Media:
John R. Runningen
         Risa Fisher
404/495-7680
           201/703-3400
jr@webmd.net
           rfisher@careinsite.com

Media:

Jennifer Meyer
212/880-5253
jennifer.meyer@ogilvypr.com

            HEALTHEON/WEBMD TO ACQUIRE MEDICAL MANAGER AND CAREINSITE
                   TO IMPROVE THE EFFICIENCY AND EFFECTIVENESS
                        OF THE HEALTHCARE DELIVERY SYSTEM

 Combined Company Poised to Deliver Comprehensive, Internet-Enabled Connectivity and Services to Physicians, Payors, Consumers and the Entire Healthcare Industry

ATLANTA AND ELMWOOD PARK, NJ (February 14, 2000) -- Healtheon/WebMD Corp. (NASDAQ: HLTH) has signed definitive agreements to acquire Medical Manager Corporation (NASDAQ: MMGR), a leading provider of physician practice management systems, and its publicly traded subsidiary, CareInsite, Inc. (NASDAQ: CARI), a provider of innovative healthcare network and clinical communication services. With the goal of improving the healthcare industry, the acquisitions bring together companies with complementary strengths and a shared vision aimed at reducing healthcare costs and improving the quality of care, by providing access to information and replacing inefficient healthcare processes with convenient, and efficient technology, tools and services.

Under the terms of the agreement, Healtheon/WebMD will pay 1.65 shares of Healtheon/WebMD common stock for each share of Medical Manager and 1.3 shares for each share of CareInsite not owned by Medical Manager. Completion of the acquisitions, which will be accounted for as a purchase transaction, is expected mid-year, subject to regulatory and shareholder approvals.

"The merger of these three companies represents a critical step in the realization of our collective vision to transform the healthcare industry by using the Internet to enable a more



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efficient and effective healthcare delivery system," said Jeff Arnold, chief executive officer of Healtheon/WebMD. "Each company brings unique core competencies that will facilitate a new paradigm in healthcare. With more than 5,000 employees, world-class partnerships, market- leading technology, the leading Internet healthcare brand and over $1.5 billion in cash, we are extremely excited about the potential of these combined resources to accelerate the realization of our vision."

Uniting to Make Better Healthcare a Reality
The combined companies are well positioned to increase efficiencies and lower costs in the $1.2 trillion healthcare industry, which has been estimated to generate $280 billion in unnecessary administrative and clinical expenditures each year. Currently, only an estimated 10 percent of the 30 billion annual healthcare transactions are electronic, representing a significant opportunity for the combined company to replace paper-based inefficiencies with streamlined electronic communications. This combination expands the critical mass in clinical, financial and administrative transactions, which enhances a comprehensive suite of services for physicians, consumers, payors, providers and suppliers.

"We aim to transform the underlying information infrastructure of the healthcare industry and simplify the system for the benefit of patients, physicians and payors," said Martin J. Wygod, chairman of Medical Manager and CareInsite. "Teaming up with Healtheon/WebMD accelerates and strengthens our ability to add value to all healthcare participants. Our offerings are designed to increase access to information, drive seamless connectivity, and reduce administrative and clinical inefficiencies. By providing a more efficient healthcare system, we can ultimately help people lead healthier lives."

New Services Broaden Value to Payors, Physicians and Consumers, Will Reduce Administrative and Medical Costs
Medical Manager is a leading supplier of practice management systems (PMS) in the United States with an installed base of approximately 33,000 sites, representing an estimated 185,000 physicians, including the pending acquisition of Physician Computer Network (PCN). This base is supported by Medical Manager's 2,500 sales and support representatives. CareInsite is an Internet-based healthcare network for physicians, payors, suppliers and patients which is designed to enable physicians to conduct clinical and administrative transactions that deliver relevant information at the point of care. Healtheon/WebMD aggregates physicians and consumers on one portal, www.webmd.com, and provides content, connectivity and administrative transaction services to the healthcare industry.

The combined companies are positioned to enhance the value provided to payors with an expanded set of services that will help them reduce administrative inefficiencies and lower their medical loss ratios. With streamlined communications to share up-to-the-minute information between physicians, consumers, payors, providers and suppliers, all parties will realize the benefits of a more efficient and affordable healthcare system.

Based on the complementary assets and the integration of WebMD Practice with the combined company's desktop solutions, it is expected that physician adoption will be accelerated and



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additional transactions will be driven through the installed base of physicians.
Additionally, the services available to physicians, payors and laboratories will be significantly enhanced by leveraging the assets of The Medical Manager installed base with the administrative transactions, clinical applications and WebMD Practice's premium services such as transcription, e-commerce and clinical news.

Michael A. Singer, co-chief executive officer of Medical Manager Corp. said, "Soon, offices that use The Medical Manager will be able to access a co-branded version of WebMD services. These physicians will be able to remotely access The Medical Manager from home, office or hospital, via WebMD Practice. With access to the appointment calendar, patient charts, even hospital rounds data, WebMD will become an essential part of the physician's daily routine."

The combined services will enhance the physician and patient relationship with innovative Internet-based healthcare management services for consumers, such as scheduling appointments, requesting prescription refills and renewals, and eventually managing their personal health records. In addition, patients will be able to communicate directly with their health plans to obtain referrals, check their benefits, co-pay levels and status of claims and deductibles. These capabilities are designed to enhance the consumer product offering to raise the level of service, lower costs and provide greater accessibility to information and healthcare providers for consumers.

CareInsite's regionally-focused strategy combined with Medical Manager's nationwide presence complements Healtheon/WebMD's national approach. CareInsite's regional approach has yielded a significant payor and physician presence in its first major market, New York/New Jersey. This regional strategy builds upon Healtheon/WebMD's broader, national approach to establish a leading brand in healthcare, successfully aggregating consumers and physicians on the Internet.

As part of the agreement, Healtheon/WebMD will maintain CareInsite's existing strategic partnership with Cerner (NASDAQ: CERN), the world's leading clinical information solutions provider, bringing key technologies and infrastructure services to the organization. "This alliance brings the right resources, expertise and solutions together to best meet the vast challenges facing our healthcare system," said Neal Patterson, chairman and chief executive officer of Cerner.

Experienced Management Team with Extensive Healthcare, Technology, Internet and Branding Expertise
Medical Manager and CareInsite bring established industry leaders with proven expertise in physician practice management, clinical informatics, pharmacy benefit management and health plan operations to the Healtheon/WebMD executive team.

Jeff Arnold will remain chief executive officer.
Mike Long will remain chief operating officer and become co-chairman. Martin J. Wygod, chairman of Medical Manager and CareInsite, will become co-chairman. Michael A. Singer will remain chief executive officer of Medical Manager Health Systems.



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Three Medical Manager directors will join Healtheon/WebMD's board.

"The acquisition brings together senior management with complementary skills and a mutual history of innovation in both Internet and healthcare services," said Mike Long, chairman and chief operating officer of Healtheon/WebMD. "The addition of CareInsite's and Medical Manager's executive management teams brings an extraordinary level of depth to our organization. These are health care executives with proven track records of leadership, execution and demonstrated ability to deliver value to customers and shareholders - inventing the pharmacy benefit management industry, re-engineering the managed care enterprise, and creating the physician office automation business."

About Medical Manager Corporation
Medical Manager Corporation operates three lines of business. Medical Manager Health Systems is a leading provider of physician practice management systems. Porex Corporation is a leader in the development, manufacturing and distribution of porous and solid plastic products. CareInsite, Inc., provides innovative healthcare network and clinical communications services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers.

About CareInsite, Inc.
CareInsite, Inc. provides innovative healthcare network and clinical communications services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers. The Company's services are designed to improve the quality of patient care and reduce the administrative and clinical costs of healthcare. CareInsite is a 69% owned subsidiary of Medical Manager Corporation.

About Cerner Corporation
Cerner Corporation is a leading supplier of clinical and management information systems to more than 1,000 healthcare organizations worldwide. Cerner's mission is to connect the appropriate persons, knowledge, and resources at the appropriate time and location to achieve the optimal health outcome. Cerner's vision of proactive healthcare management drives innovation in the development of effective solutions for today's healthcare challenges, while creating a foundation for tomorrow's healthy populations.

About Healtheon/WebMD
Healtheon/WebMD (NASDAQ: HLTH) is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD is using the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions that will enable a more efficient and cost effective healthcare system. With corporate headquarters in Atlanta and technology headquarters in Silicon Valley, the company was formed in November 1999 as a result of the merger of Healtheon Corporation, WebMD, Inc, MEDE America and Medcast.



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For more information, visit www.webmd.com, www.medicalmanager.com,
www.careinsite.com.

                                      # # #

Other than historical information set forth herein, this announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the ability of Healtheon/WebMD, Medical Manager Corp. and CareInsite's services to improve healthcare, decrease clinical and administrative costs and inefficiencies and accelerate physician adoption. Actual results could be materially different from those discussed in this announcement. Factors that could cause actual results to differ include, among others: the companies' limited operating history, continued growth in the use of the Internet, and acceptance of the Internet as a secure medium over which to conduct transactions. Additional risks associated with the companies' businesses can be found in the companies' periodic filings with the SEC.